UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

FIRST FINANCIAL HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-17122	57-0866076

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2440 Mall Drive, Charleston, South Carolina	29406

(Address of principal executive offices)	(Zip Code)

(843) 529-5933

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

EXPLANATORY NOTE

          On April 27, 2012, First Financial Holdings, Inc. (“First Financial”) filed a Current Report on Form 8-K (the “Original Report”) to report that First Federal Bank (“First Federal”), a South Carolina-chartered commercial bank and wholly owned subsidiary of First Financial, assumed all deposits and substantially all assets and certain other liabilities of Plantation Federal Bank (“Plantation”), a full-service community bank headquartered in Pawleys Island, South Carolina, from the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Plantation (the “Transaction”). The Transaction was made pursuant to a purchase and assumption agreement, in the FDIC’s customary form, entered into by First Federal and the FDIC as of April 27, 2012 (the “P&A Agreement”).

          This Current Report on Form 8-K/A (this “Amendment”) amends and supplements the disclosure provided in the Original Report and is being filed to supplement and update the disclosures in Items 1.01 and 2.01 and the financial information required by Item 9.01. Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged. All financial and other numeric measures for Plantation as described in this Amendment are based on information as of April 27, 2012, and may be subject to change. In addition, the fair values of the acquired loans and the FDIC indemnification asset remain subject to finalization and revision by First Federal in accordance with accounting guidance on business acquisitions.

          Statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” or “could” constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements regarding First Financial’s future financial and operating results, plans, objectives, expectations and intentions involve risks and uncertainties, many of which are beyond First Financial’s control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially from those anticipated by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the general business environment, general economic conditions nationally and in the States of North and South Carolina; interest rates; the North and South Carolina real estate markets; the demand for mortgage loans; the credit risk of lending activities, including changes in the level and trend of delinquent and nonperforming loans and charge-offs; changes in First Federal’s allowance for loan losses and provision for loan losses that may be affected by deterioration in the housing and real estate markets; results of examinations by banking regulators, including the possibility that any such regulatory authority may, among other things, require First Federal to increase its allowance for loan losses, write-down assets, change First Federal’s regulatory capital position or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect liquidity and earnings; First Financial’s ability to control operating costs and expenses; First Financial’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel acquired or may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; competitive conditions between banks and non-bank financial services providers; and regulatory changes including the Dodd-Frank Wall Street Reform and Consumer Protection Act. Other risks are also detailed in First Financial’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect First Financial’s results of operations, financial position, and cash flows. There can be no assurance that future results will meet expectations. While First Financial believes that the forward-looking statements in this release are reasonable, the reader should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. First Financial does not undertake, and expressly disclaims any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01	Entry into a Material Definitive Agreement.

          The information disclosed under Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

          The following discussion of assets acquired and liabilities assumed is presented at estimated fair value on the date of the P&A Agreement. The fair values of the assets acquired and liabilities assumed were determined as described in Note 2 to First Financial’s statement of assets acquired and liabilities assumed, dated April 27, 2012, and the accompanying notes thereto, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. These fair value estimates are based on the information currently available, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. First Federal and the FDIC are engaged in ongoing discussions that may impact the assets acquired and liabilities assumed and/or the purchase price. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments to deferred taxes as of the acquisition date. The disclosure set forth in this Item 2.01 reflects the status of these items to the best of management’s knowledge as of July 11, 2012.

          In the Transaction, First Federal acquired assets with a fair value of $421.0 million, which included $278.7 million of loans, $10.7 million of other real estate owned (“OREO”), $14.1 million of investment securities, $80.2 million of cash and cash equivalents (excluding the $46.0 million cash payment received from the FDIC pursuant to the terms of the P&A Agreement), and $1.3 million of other assets. Liabilities with a fair value of $457.9 million were assumed, including $419.9 million of deposits, $28.4 million of FHLB advances, and $9.6 million of other liabilities. In connection with the Transaction, the FDIC made a closing payment to First Federal of $46.0 million, which is subject to customary post-closing adjustments based on the final closing date balance sheet for Plantation. Additionally, First Federal established an FDIC indemnification asset with a fair value of $34.3 million and a core deposit intangible of $1.7 million.

          The P&A Agreement includes a customary loss sharing agreement with the FDIC covering $216.2 million of Plantation’s assets. First Federal will share in the losses on the asset pools (including commercial loans and OREO) covered under the loss sharing agreement, but the FDIC is obligated to reimburse First Federal for 80% of all eligible losses with respect to covered assets, beginning with the first dollar of loss incurred through $55 million in losses. First Federal absorbs losses greater than $55 million up to $65 million. The FDIC will reimburse First Federal for 60% of all eligible losses in excess of $65 million. First Federal has a corresponding obligation to reimburse the FDIC according to the same arrangement for eligible recoveries with respect to covered assets. After the fifth anniversary of the Transaction (or earlier in certain circumstances), the FDIC has a right to recover a portion of its shared-loss reimbursements if losses on the covered assets are less than currently anticipated, as measured by a formula set forth in the P&A Agreement. The P&A Agreement generally provides for additional recovery sharing for an additional three years.

          The FDIC has certain rights to withhold loss sharing payments if First Federal does not perform its obligations under the loss sharing agreement in accordance with its terms and to withdraw the loss share protection if certain significant transactions are effected without FDIC consent, some of which may be beyond First Financial’s control, including certain business combination transactions and sales of shares by First Financial’s shareholders that would result in a change in control under the Change in Bank Control Act.

          The loss sharing agreement is subject to the servicing procedures as specified in the agreement with the FDIC. The expected reimbursements under the loss sharing agreement were recorded as an indemnification asset at their estimated fair value of $34.3 million on the Transaction date. Based on the acquisition date fair values of the net assets acquired, no goodwill was recorded. The transaction resulted in a pre-tax gain of $14.7 million, which will be included in noninterest income in First Financial’s June 30, 2012, Consolidated Statement of Operations. Due to the difference in tax bases of the assets acquired and liabilities assumed, First Financial will record a deferred tax liability of $5.6 million, resulting in an after-tax gain of $9.1 million.

          The foregoing summary of the P&A Agreement (including the associated loss sharing agreement) is not complete and is qualified in its entirety by reference to the full text of the P&A Agreement, a copy of which was previously filed as Exhibit 2.1 to the Quarterly Report on Form 10-Q at March 31, 2012 and is incorporated by reference into this Amendment. In addition, a copy of the press release announcing the transaction described above was previously filed as Exhibit 99.1 to the Original Report and is incorporated by reference into this Amendment.

          An analysis of the anticipated short-term and long-term effects of the loss sharing agreement on First Financial’s cash flows and reported results is included in Item 9.01(a) below.

Item 9.01	Financial Statements and Exhibits

          (a) Financial Statements of Businesses Acquired

Discussion

          As set forth in Item 2.01 above, on April 27, 2012, First Federal acquired certain assets and assumed certain liabilities relating to six former branch offices of Plantation pursuant to the P&A Agreement. A narrative description of the anticipated effects of the Transaction on First Financial’s financial condition, results of operations, liquidity, and capital resources is presented below. This discussion should be read in conjunction with the historical financial statements and the related notes of First Financial, which have been filed with the SEC and the audited statement of assets acquired and liabilities assumed, which is included below.

          The determination of the initial fair value of the loans acquired in the Transaction and the related FDIC indemnification asset involve a high degree of judgment and complexity. As such, the carrying value of these assets reflects management’s best estimate of their fair value as of the Transaction date. First Financial determined the fair value of the assets acquired and liabilities assumed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805, Business Combinations. However, the amount that First Financial ultimately realizes on these assets could differ materially from the carrying value reflected in these financial statements, based on the timing and amount of collections on the acquired loans in future periods. To the extent the actual values realized for the acquired loans are different from the estimate, the indemnification asset will generally be impacted in an offsetting manner due to the loss sharing support from the FDIC.

Financial Condition

          The following table displays earning assets acquired at fair value, including the respective average months to maturity and weighted average contractual rate.

Schedule of Earning Assets Acquired April 27, 2012

(in thousands)	Plantation Federal Book Value	Fair Value Adjustments	Fair Value	Average Months to Maturity	Weighted Average Contractual Rate

Earning Assets
Interest bearing deposits with banks	$8,690	$—	$8,690	—	0.03%
Investment securities	14,131	—	14,131	195	2.75

Loans
Non-impaired loans
Residential loans	39,892	(1,120)	38,772	151	4.19
Commercial loans	66,287	420	66,707	25	5.61
Consumer loans	36,988	(3,627)	33,361	70	4.64

Total non-impaired loans	143,167	(4,327)	138,840	76	4.97

Impaired loans[1]
Residential loans	26,895	(6,652)	20,243	140	4.08
Commercial loans	142,408	(34,110)	108,298	26	4.93
Consumer loans	14,088	(2,818)	11,270	55	4.79

Total impaired loans	183,391	(43,580)	139,811	56	4.80

Total loans	326,558	(47,907)	278,651	70	4.87

Total earning assets	$349,379	$(47,907)	$301,472

[1] See the discussion of ASC 310-30 Loans and Debt Securities Acquired with Deteriorated Credit Quality under “Results of Operations”.

          As part of the Transaction, First Federal also acquired $80.2 million in cash and cash equivalents and assumed deposits with a fair value of $419.9 million. The deposits assumed represent 13.5% of First Financial’s total deposits at April 27, 2012. Checking, savings, and money market deposits make up $187.8 million of the assumed deposits. First Federal also assumed $28.4 million in FHLB advances, at fair value.

Results of Operations

          First Financial’s management is occasionally presented with acquisition opportunities, which they review for strategic fit and financial performance. The Plantation Transaction was attractive for various reasons, including the following:

•	Entry to the Greenville, SC market, which provides geographic diversity;
•	Expand First Financial’s presence in the Myrtle Beach and Pawleys Island, SC markets;
•	Acquire low-cost deposits;
•	Acquire loans with limited credit-risk due to the loss share agreement;
•	Improve financial performance due to recording a bargain purchase gain, which is accretive to earnings per share and tangible book value;
•	Create ongoing opportunities for operating efficiencies by consolidating duplicate activities; and
•	Improved shareholder value, as no external capital was required to complete the Transaction.

          Based on these and other factors, including the level of FDIC support related to certain acquired commercial loans and OREO, First Financial believes the Transaction will produce positive earnings once various operational functions have been consolidated. First Financial believes the transaction will improve First Federal’s net interest income, as a result of acquiring additional investment securities and loans, as well as assuming a low-cost deposit base. Based on the acquisition date fair values of the net assets acquired, no goodwill was recorded. The transaction resulted in a pre-tax gain of $14.7 million, which will be included in noninterest income in the June 30, 2012, Consolidated Statement of Operations in First Financial’s Quarterly Report on Form 10-Q.

          On the Transaction date the contractually required payments receivable for all non-ASC 310-30 loans acquired in the Transaction were $143.2 million and the estimated fair value of those loans totaled $138.8 million. It is likely that there will be loans that will experience deterioration in future payment performance or will be determined to have inadequate collateral values to repay the loans in accordance with agreed upon terms. It is First Federal’s policy to place such loans on nonaccrual status when they become 90 days delinquent or sooner if individual circumstances warrant.

          FASB ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, applies to a loan with evidence of deterioration in its credit quality since origination, including that the investor will be unable to collect all contractually required payments receivable. On the Transaction date, the contractually required payments receivable for all ASC 310-30 loans acquired in the acquisition were $183.4 million and the estimated fair value of the loans totaled $139.8 million. These amounts were determined based on the estimated remaining life of the underlying loans, which include the effects of estimated prepayments. At April 27, 2012, a majority of these loans were valued based on the liquidation value of the underlying collateral because the future cash flows are primarily based on the liquidation of underlying collateral. Consistent with the provisions of FASB ASC 310-30, there was no allowance for credit losses established related to these loans.

          If any of the FASB ASC 310-30 loans are covered under the loss sharing agreement, First Federal may submit a claim to the FDIC once it has exhausted its best efforts to collect on the loan and results in a loss. The loss sharing agreement covers a 5-year period on commercial loans and OREO. As such, changing economic conditions will likely affect the timing of future charge-offs and the resulting reimbursements from the FDIC. First Federal believes that any recapture of interest income and recognition of cash flows from the borrowers or received from the FDIC (as part of the FDIC indemnification asset) may be recognized unevenly over this period, as First Federal exhausts its collection efforts under its normal practices. In addition, First Federal recorded substantial discounts related to the purchase of these covered assets. A portion of these discounts will be accretable to income over the term of the loss sharing agreement and will depend on the timing and success of First Federal’s collection efforts on the covered assets.

Liquidity and Capital Resources

          First Financial believes that its liquidity position will improve as a result of this transaction. First Financial acquired $80.2 million in cash and cash equivalents as well as $14.1 million of investment securities. The cash acquired was used during May 2012 to pay down FHLB advances. The investment securities provide monthly cash flows in the form of principal and interest payments and are readily marketable. These additions to First Financial’s balance sheet represent additional alternatives for First Financial’s liquidity needs.

          Deposits in the amount of $419.9 million were also assumed as a part of the Transaction. Of this amount, $187.8 million were in the form of highly liquid noninterest-bearing and interest-bearing checking, savings, and money market accounts. Time deposits comprised $232.1 million, or 55.3% of Plantation’s total deposits at April 27, 2012. Based on contractual terms, 63.6% of the time certificates mature before December 31, 2012.

          As evidenced by the capital ratios below, First Financial was “well-capitalized” based on relevant regulatory guidance at March 31, 2012. First Financial remains “well-capitalized” after taking into consideration the results of the Transaction.

Leverage capital ratio	10.22%
Tier 1 risk based capital ratio	14.81%
Total risk based capital ratio	16.08%
Total equity / total assets	8.84%

Financial Statements

          The following financial statements are attached hereto as Exhibit 99.1 and incorporated by reference into Item 9.01(a) of this Amendment:

                    Report of Independent Registered Public Accounting Firm

                    Statement of Assets Acquired and Liabilities Assumed at April 27, 2012

                    Notes to Statement of Assets Acquired and Liabilities Assumed

          (b) Pro Forma Financial Information

          First Financial has omitted certain financial information for Plantation required by Rule 3-05 of Regulation S-X and the related pro forma financial information under Article 11 of Regulation S-X in accordance with a request for relief submitted to the SEC based on guidance provided in SEC Staff Accounting Bulletin 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”). SAB 1:K provides relief from the requirements of Rule 3-05 in certain instances, such as the Transaction, where a registrant engages in an acquisition of a significant amount of assets of a troubled financial institution that involves pervasive federal assistance and audited financial statements of the troubled financial institution that are not reasonably available.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

Date: July 11, 2012	By:	/s/ Blaise B. Bettendorf

Blaise B. Bettendorf
	Its:	Executive Vice President and Chief Financial Officer

Exhibit No.	Description

Exhibit 23.1	Consent of Grant Thornton LLP
Exhibit 99.1	Report of Independent Registered Public Accounting Firm
Statement of Assets Acquired and Liabilities Assumed at April 27, 2012
Notes to Statement of Assets Acquired and Liabilities Assumed